Exhibit 24.2
NOVARAY MEDICAL, INC.
CERTIFIED RESOLUTIONS
     WHEREAS, the members of the Board and certain officers of the Company have previously executed a power of attorney appointing each of Jack E. Price, Marc C. Whyte and Edward G. Solomon to act as attorneys-in-fact (the “Attorneys-in-Fact”) in connection with the Company’s S-1 Registration Statement (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2008;
     WHEREAS, the undersigned members of the Board desire to authorize each of the Attorneys-in-Fact to sign any amendment to the Registration Statement on behalf of any member of the Board or officer of the Company who has executed the power of attorney included in the Registration Statement; and
     WHEREAS, the undersigned members of the Board desire to authorize each of the Attorneys-in-Fact to sign any amendment to the Registration Statement on behalf and in the name of any officer of the Company signing such amendment to the Registration Statement on behalf of the Company;
NOW, THEREFORE BE IT RESOLVED, that each of the Attorneys-in-Fact is hereby authorized to sign any amendment to the Registration Statement on behalf of any member of the Board or officer of the Company who has executed the power of attorney included in the Registration Statement;
RESOLVED, FURTHER, that each of the Attorneys-in-Fact is hereby authorized to sign any amendment to the Registration Statement on behalf and in the name of any officer of the Company signing such amendment to the Registration Statement on behalf of the Company;
RESOLVED, FURTHER, that the past actions of any Attorney-in-Fact signing any amendment to the Registration Statement for and on behalf of any officer of the Company signing such amendment to the Registration Statement on behalf of the Company, is hereby authorized and ratified as the act and deed of the Company;
RESOLVED, FURTHER, that the act of Marc C. Whyte signing Amendment No. 1 to the Registration Statement as filed with the SEC on March 31, 2008 for and on behalf of any officer of the Company signing such amendment to the Registration Statement on behalf of the Company, is hereby authorized and ratified as the act and deed of the Company; and
RESOLVED, FURTHER, that the appointment of Jack E. Price, Marc C. Whyte and Edward G. Solomon as the Attorneys-in-Fact in connection with the Registration Statement be, and it hereby is, authorized and approved.

GENERAL AUTHORITY
RESOLVED, that any and all actions heretofore or hereafter taken by the officers or directors of the Company within the terms of any of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Company; and
RESOLVED, FURTHER, that each of the officers of the Company is hereby authorized and directed to execute and deliver any and all documents and to take such other action as he or she deems necessary, advisable, or appropriate to carry out the purposes and intent, but within the limitations, of the foregoing resolutions.
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     I, Marc C. Whyte, of NovaRay Medical, Inc., do hereby certify that the foregoing is a true and correct copy of resolutions adopted by the Board of Directors of NovaRay Medical, Inc. on May 3, 2008.
IN WITNESS WHEREOF, I have hereunto set my hand as of this 5th day of May, 2008.

By: Name:	/s/ Marc C. Whyte Marc C. Whyte
Title:	Chief Operating Officer, Chief Financial Officer and Director